UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Xponential Fitness, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials:
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE & PROXY STATEMENT

2025 Annual Meeting of Stockholders

May 21, 2025
10:00 a.m. (Pacific Time)

XPONENTIAL FITNESS, INC.
17877 Von Karman Ave., Suite 100
Irvine, CA 92614
April 25, 2025
To Our Stockholders:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Xponential Fitness, Inc., which will be held on Wednesday, May 21, 2025, solely by means of remote communication in virtual-only format, commencing at 10:00 a.m. Pacific Time. You will not be able to attend the Annual Meeting in person. The Annual Meeting will be held virtually.
The Notice of Annual Meeting of Stockholders and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section titled “Who can attend the Annual Meeting?” on page 3 of the Proxy Statement for more information about how to attend the meeting online.
Whether or not you attend the Annual Meeting, it is important that your shares and votes are represented. Therefore, I urge you to promptly vote. Instructions for how to vote are contained on the enclosed proxy card. You can submit your vote by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you decide to attend the Annual Meeting, you will be able to vote at the Annual Meeting even if you have previously submitted your proxy card.
Thank you for your support.
Sincerely,

Mark King
Director and Chief Executive Officer

XPONENTIAL FITNESS, INC.
17877 Von Karman Ave., Suite 100
Irvine, CA 92614
Notice of Annual Meeting of Stockholders To Be Held Wednesday, May 21, 2025
The Annual Meeting of Stockholders (the “Annual Meeting”) of Xponential Fitness, Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m., Pacific Time, on Wednesday, May 21, 2025. The Annual Meeting will be held virtually. You will be able to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/XPOF2025 and entering your 16-digit control number included on your proxy card that is enclosed with your proxy materials. This website will contain instructions on how to participate in the Annual Meeting in advance of the meeting. The Company has designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure stockholder access and participation. You will be able to submit written questions at the meeting and vote online. The Annual Meeting will be held for the following purposes:
•
To elect one Class I Director to serve until the 2028 annual meeting of stockholders, until his successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal;

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
Holders of record of our Class A common stock, Class B common stock and Series A preferred stock as of the close of business on March 31, 2025 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting, or at any continuation, postponement or adjournment of the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. This Notice is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information and are available on the Internet or by mail. We encourage you to access and review the proxy materials before voting.
By Order of the Board of Directors,

Mark King
Director and Chief Executive Officer

Irvine, California
April 25, 2025
Important notice regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 21, 2025. The Notice of Internet Availability of Proxy Materials, Proxy Statement, and 2024 Annual Report are available free of charge at www.proxyvote.com and on our investor relations website at investor.xponential.com.

i

XPONENTIAL FITNESS, INC.
17877 Von Karman Ave., Suite 100
Irvine, CA 92614
PROXY STATEMENT
This proxy statement is furnished in connection with the solicitation by the Board of Directors of Xponential Fitness, Inc., of proxies to be voted at our Annual Meeting of Stockholders to be held on Wednesday, May 21, 2025 (the “Annual Meeting”), at 10:00 a.m. Pacific Time, and at any continuation, postponement, or adjournment of the Annual Meeting.
The Annual Meeting will be held virtually. You will be able to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/XPOF2025 and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. This website will contain instructions on how to participate in the Annual Meeting in advance of the meeting. The Company has designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure stockholder access and participation. You will be able to vote your shares electronically and submit your written questions prior to and during the meeting through the online website. You will not be able to attend the Annual Meeting in person.
Holders of record of shares of our Class A common stock, par value $0.0001 per share, Class B common stock, par value $0.0001 per share, and Series A preferred stock, par value $0.0001 per share (collectively, the “Shares”), as of the close of business on March 31, 2025 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and at any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 34,778,438 issued and outstanding shares of Class A common stock, 13,739,013 issued and outstanding shares of Class B common stock, and 4,002,273 shares of Class A common stock issuable upon the conversion of shares of Series A preferred stock and entitled to vote at the Annual Meeting. Each share of Class A and Class B common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. Each holder of Series A preferred stock is entitled to the number of votes equal to the number of whole shares of Class A common stock into which such holder’s Series A preferred stock would be convertible. Holders of shares of our Class B common stock and Series A preferred stock shall vote with holders of our Class A common stock as a single class on all matters on which stockholders are entitled to vote generally.
The Company will begin mailing, or otherwise make available to stockholders, the Notice of Internet Availability of Proxy Materials containing instructions on how to access the Proxy Materials (as defined below) and how to vote and the Company’s Annual Report to Stockholders for the year ended December 31, 2024 (the “2024 Annual Report”), on or about April 25, 2025.
In this proxy statement, “Company”, “Xponential Fitness”, “we”, “us”, and “our” refer to Xponential Fitness, Inc.
Proposals
At the Annual Meeting, our stockholders will be asked:
•
To elect one Class I Director to serve until the 2028 annual meeting of stockholders, until his successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal;

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your Shares in accordance with their best judgment.

Recommendations of the Board
The Board of Directors of the Company (the “Board of Directors” or the “Board”) recommends that you vote your Shares as indicated below. If you return a properly completed proxy card, or vote your Shares by telephone or Internet, your Shares will be voted on your behalf as you direct. If not otherwise specified, the Shares represented by the proxies will be voted, and the Board of Directors recommends that you vote:
•	FOR the election of Mark Grabowski as a Class I Director; and
•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your Shares in accordance with their best judgment.
Electronic Availability of Proxy Statement and Annual Report
To reduce the environmental impact of our Annual Meeting, we are making this Proxy Statement and the 2024 Annual Report (the “Proxy Materials”) available to stockholders electronically via the Internet at www.proxyvote.com on or about April 25, 2025. On or about April 25, 2025, the Company will begin mailing, or otherwise make available to stockholders, a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Proxy Materials and how to vote, and the 2024 Annual Report.
If you would prefer to receive a paper copy of the Proxy Materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials or as provided below. If you have previously elected to receive the Proxy Materials electronically, you will continue to receive an e-mail notification with instructions to access the materials via the Internet unless you elect otherwise.
You may request a copy of the Proxy Materials, at no charge to you, using one of the methods below. To facilitate timely delivery, requests must be received by May 7, 2025.
•	Internet: www.proxyvote.com
•	Telephone: 1-800-579-1639
•	Email: sendmaterial@proxyvote.com (if using email, please include your control number in the subject line)
With your consent, we will no longer send you paper copies of any proxy materials, including the Notice of Internet Availability of Proxy Materials. Instead, we will send you an email notification that the Proxy Materials have been filed with the Securities and Exchange Commission (the “SEC”) and are available for you to view, including a link to the website where you can view the materials. We will also provide you with a link to allow you to vote online. To sign up for electronic receipt of Proxy Materials, follow the directions at www.proxyvote.com.

QUESTIONS AND ANSWERS ABOUT THE 2025 ANNUAL MEETING OF STOCKHOLDERS
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is March 31, 2025, which was approved by our Board of Directors. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Class A common stock and Class B common stock is entitled to one vote for all matters before the Annual Meeting. Each holder of Series A preferred stock is entitled to the number of votes equal to the number of whole shares of Class A common stock into which such holder’s Series A preferred stock would be convertible and shall vote with holders of our Class A common stock and Class B common stock as a single class. At the close of business on the Record Date, there were 34,778,438 shares of Class A common stock, 13,739,013 shares of Class B common stock, and 4,002,273 shares of Class A common stock issuable upon the conversion of shares of Series A preferred stock and entitled to vote at the Annual Meeting.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting virtually or by proxy of the holders of a majority in voting power of all outstanding shares of stock entitled to vote on the Record Date will constitute a quorum.
Who can attend the Annual Meeting?
The Company has decided to hold the Annual Meeting virtually this year. You may attend and participate in the Annual Meeting online by visiting the following website: www.virtualshareholdermeeting.com/XPOF2025. To attend and participate in the Annual Meeting online, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your Proxy Materials. If your Shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. You will be able to vote your Shares electronically and submit your written questions prior to and during the meeting through the online website.
We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:50 a.m., Pacific Time, on May 21, 2025, and you should allow ample time for the check-in procedures.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting is authorized by our Amended and Restated Bylaws (“Amended and Restated Bylaws”) to adjourn the meeting, without the vote of stockholders.
What does it mean if I receive more than one set of Proxy Materials?
It means that your Shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your Shares. To ensure that all of your Shares are voted, for each set of Proxy Materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the Proxy Materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
What is “householding”?
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Proxy Materials, including the Notice of Internet Availability of Proxy Materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.
This year, a number of brokers with account holders who are our stockholders may be “householding” our Proxy Materials. Once you receive notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. You may revoke your consent at any time by calling your broker.

Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, our 2024 Annual Report and this Proxy Statement to any stockholder at a shared address to which a single copy of any of these documents was delivered. To receive a separate copy of these materials, you may write our Secretary at 17877 Von Karman Ave, Suite 100, Irvine, CA 92614.
Any stockholders who share the same address and receive multiple copies of our Proxy Materials who wish to receive only one copy in the future can contact their broker to request information about householding or our Secretary at the address listed above.
How do I vote?
Stockholders of Record. If you are a stockholder of record, you may vote:
•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card;
•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
•	at the Annual Meeting—You will need the 16-digit control number included in your proxy card or on the instructions that accompanied your Proxy Materials to vote electronically during the meeting.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Pacific Time, on May 20, 2025. To participate in the Annual Meeting online, including to vote via the Internet or telephone, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your Proxy Materials.
Whether or not you expect to attend the Annual Meeting, we urge you to vote your Shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy ahead of time, you may still decide to attend the Annual Meeting and vote your Shares at the meeting, in which case your proxy will be revoked.
Beneficial Owners of Shares Held in “Street Name.” If your Shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your Shares to be voted. Internet and telephone voting also may be offered to stockholders owning Shares through certain banks and brokers. If your Shares are not registered in your own name and you would like to vote your Shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker.
Can I change my vote after I submit my proxy?
Yes. If you are a registered stockholder, you may revoke your proxy and change your vote:
•	by submitting a duly executed proxy bearing a later date;
•	by granting a subsequent proxy through the Internet or telephone;
•	by giving written notice of revocation to the Secretary of the Company prior to or at the Annual Meeting; or
•	by voting online at the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.
If your Shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting using your 16-digit control number or otherwise voting through your bank or broker.

What if I do not specify how my Shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.
Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your Shares in accordance with their best judgment.
How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non- votes be treated?

Proposal	Votes Required	Effect of Votes Withheld/Abstentions and Broker Non-Votes
Proposal 1: Election of one Class I Director	The affirmative vote of the holders of a plurality of the votes cast	Votes withheld and broker non- votes will have no effect on the election of directors
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2025	The affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon	Abstentions will have the same effect as a vote “against” the proposal. We do not expect any broker non-votes

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors or “abstention” in the case of the proposal regarding the ratification of the appointment of an independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld, abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of one Class I Director. Abstentions have the same effect as a vote against the proposal to approve the ratification of the appointment of Deloitte & Touche LLP for the fiscal year ending December 31, 2025.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
Am I entitled to vote if my Shares are held in “street name”?
Yes. If your Shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those Shares held in “street name.” If your Shares are held in street name, these Proxy Materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our Proxy Materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your Shares, and the bank or brokerage firm is required to vote your Shares in accordance with your instructions. To vote your Shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker.
What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of a director. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find a list of stockholders?
A complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to Andrew Hagopian, Chief Legal Officer, at investor@xponential.com, stating the purpose of the request and providing proof of ownership of Company stock.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS
At the Annual Meeting, Mr. Mark Grabowski, is to be elected as a Class I Director to hold office until the annual meeting of stockholders to be held in 2028, until his successor is elected and qualified or until his earlier death, resignation or removal.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the Shares represented thereby for the election of Mark Grabowski as a Class I Director, whose name and biography appears below. In the event that Mr. Grabowski should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors, or the Board may elect to reduce its size. The Board of Directors has no reason to believe that Mr. Grabowski will be unable to serve if elected. Mr. Grabowski has consented to being named in this proxy statement and to serve if elected.
Vote required
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nominee receiving the highest number of affirmative “FOR” votes will be elected as a Class I Director.
Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends a vote FOR the election of the below Class I Director nominee.

Nominee For Class I Director (term to expire at the 2028 annual meeting of stockholders)
Mark Grabowski is the Chairman of the Board of Directors and is the nominee for election to the Board of Directors as a Class I Director. On April 24, 2025, Mr. Grabowski resigned as a Class III director contingent upon him being immediately re-appointed to the Board as a Class I director and nominated for re-election to the Board at the 2025 Annual Meeting.
Mr. Grabowski’s principal occupations and business experience is as follows:
Mr. Grabowski, age 49, has served as the Chairman of the Board of Directors since May 2017. Mr. Grabowski is a Managing Partner at Snapdragon Capital Partners, which he founded in 2018, where he focuses on health and wellness as a core vertical of investment. From August 2016 to June 2018, Mr. Grabowski was a partner at TPG Growth, where he oversaw the platform’s consumer investments. From January 2007 to August 2016, Mr. Grabowski was a Managing Director at L Catterton, a middle market consumer-focused private equity firm. Mr. Grabowski has prior private equity experience at AEA Investors and American Capital Strategies. Mr. Grabowski holds an A.B. degree in Economics from Dartmouth College and an M.B.A. from The Wharton School of the University of Pennsylvania. We believe Mr. Grabowski is qualified to serve on our Board of Directors because of his extensive business and investment expertise and his knowledge of the Company and our industry.
Class II and Class III members of the Board of Directors:
The other members of the Board of Directors who are Class II Directors (terms to expire at the 2026 annual meeting of stockholders) and Class III Directors (terms to expire at the 2027 annual meeting of stockholders) are as follows:

Name	Class	Age	Served as a Director Since	Position
Jair Clarke	II	43	2022	Director
Chelsea A. Grayson	II	53	2021	Director
Mark King	III	65	2024	Director and Chief Executive Officer
Bruce Haase	III	64	2024	Director

The principal occupations and business experience of each of Class II and Class III Directors are as follows:
Jair Clarke
Mr. Clarke has served on our Board of Directors since July 2022. Mr. Clarke has over 15 years of experience in technology, business and operations roles concentrated in product management, digital transformation, digital marketing, cybersecurity, data science, emerging technology, business architecture, customer experiences and worldwide innovation. Mr. Clarke is currently Chief Executive Officer and Chief Artificial Intelligence Officer at Laigic.com, an advisory and consulting services firm, which he joined in 2024. Mr. Clarke currently serves on the boards of directors of OneMedNet, a healthcare software company providing clinical imaging solutions. Previously, Mr. Clarke served as the Global Chief Technology Officer of Commercial Systems at Microsoft Corporation, joining the company in August 2020. Prior to Microsoft Corporation, from 2014 to 2020, Mr. Clarke served in a variety of technology and business executive positions at the Walt Disney Company. From 2007 to 2014, Mr. Clarke was an IT & Business Development Executive at IBM. From 2005 to 2007, Mr. Clarke consistently expanded his technology responsibilities at Lockheed Martin. Mr. Clarke holds a B.B.A. degree in computer information systems from the University of Miami. We believe Mr. Clarke is qualified to serve on our Board of Directors based on his extensive experience in the technology industry.
Chelsea A. Grayson
Ms. Grayson has served on our Board of Directors since October 2021. An experienced public company Chief Executive Officer (“CEO”) and board member, Ms. Grayson has over 20 years of experience in business, corporate finance, governance, M&A and law. She served as an Executive-in-Residence at Wunderkind (formerly BounceX), a behavioral automation software and analytics company, from March 2020 to January 2024. From November 2022 to July 2023, Ms. Grayson served as CEO of Spark Networks SE (OTC: LOVLY; formerly NASDAQ: LOV), a global dating company with a portfolio of brands (including Zoosk, Elite Singles, Silver Singles, Christian Mingle and JDate/JSwipe), and from August 2020 to July 2023, as a member of its board of directors. Prior to that role, from

October 2017 to June 2019 Ms. Grayson served as CEO and a member of the board of directors of True Religion, Inc., a formerly public denim company based in Los Angeles. From December 2014 to April 2017, she was the CEO and a member of the board of directors (and before that, the General Counsel) at American Apparel Inc., a formerly public vertically integrated apparel manufacturer which she helped to successfully sell to Gildan Activewear Inc. She began her career in the legal space and was a partner in the M&A practice for Jones Day, where she ran the firm’s M&A practice for the California region. Ms. Grayson currently serves on the board of directors of Beyond Meat (NASDAQ: BYND), Bedrock Manufacturing Company (Shinola Detroit and Filson 1897) and Sunrider International. Among other past board positions, Ms. Grayson was a member of the board of directors of Morphe Cosmetics (Forma Brands), Sugarfina, iHerb, Precision Surfacing Solutions (Lapmaster Group Holdings) and Delta Dental. She is a member of the UCLA Board of Visitors in the English Department and a Board Leadership Fellow with the National Association of Corporate Directors. Ms. Grayson received her JD from Loyola Law School and a BA from the University of California, Los Angeles. We believe Ms. Grayson is qualified to serve on our Board of Directors based on her extensive experience in business, corporate finance and executive management and as a member of the board of directors of various companies in the consumer products and technology industries.
Mark King
Mr. King has served as our Chief Executive Officer and on our Board of Directors since June of 2024. Mr. King was previously the Chief Executive Officer of Taco Bell, a division of Yum Brands, from 2019 to 2023. Prior to Taco Bell, he was the President of Adidas North America from 2014 to 2018. Before Adidas, Mr. King built a career over 34 years at TaylorMade where he rose from a territory sales representative to Chief Executive Officer. Mr. King was previously on the Board of Directors for Party City. He holds a Bachelor of Business Administration from the University of Wisconsin-Green Bay. We believe Mr. King is qualified to serve on our Board of Directors based on his extensive experience in executive management including in the global franchising and restaurant industries and his experience as a member of the board of directors.
Bruce Haase
Mr. Haase has served on our Board of Directors since November 2024. Mr. Haase has more than 25 years of experience in hospitality and franchising. He currently serves as the chairman and majority shareholder of HomeWell Franchising, Inc., one of the nation’s leading franchise brands delivering non-medical in-home care. He previously served as the Chief Executive Officer of Extended Stay America, Inc. from November 2019 until February 2022, where he was recruited to execute on a value creation plan for the company. Mr. Haase previously served as Chief Executive Officer of WoodSpring Suites. Prior to WoodSpring, Mr. Haase was an Executive Vice President at Choice Hotels International, Inc., one of the world’s largest hotel franchisors with over 7,000 hotels in more than 40 countries. Mr. Haase holds an M.B.A. from the Wharton School at the University of Pennsylvania, an M.S. in Engineering from Johns Hopkins University, and a B.S. in Engineering from Virginia Tech. We believe Mr. Haase is qualified to serve on our Board of Directors based on his more than 25 years of experience in business including in executive leadership roles in hospitality and franchising.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Deloitte & Touche LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
Deloitte & Touche LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2024 and 2023. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Deloitte & Touche LLP is expected to attend the 2025 Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
In the event that the appointment of Deloitte & Touche LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent registered public accounting firm for the fiscal year ending December 31, 2026. Even if the appointment of Deloitte & Touche LLP is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the interest of the Company and our stockholders.
Vote Required
This proposal requires the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon. Abstentions have the same effect as a vote against. Because brokers have discretionary authority to vote on the ratification of the appointment of Deloitte & Touche LLP, we do not expect any broker non-votes in connection with this proposal. Broker non-votes, if any, will have no effect on this proposal.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

EXECUTIVE OFFICERS
The following table identifies our current executive officers as of March 31, 2025:

Name	Age	Position
Mark King(1)	65	Chief Executive Officer
Tim Weiderhoft	48	Chief Operating Officer
John Kawaja	63	President of North America
John Meloun	47	Chief Financial Officer
Andrew Hagopian	45	Chief Legal Officer

(1)	See biography on page 9 of this proxy statement.
Tim Weiderhoft has served as our Chief Operating Officer since January 2025. Mr. Weiderhoft was previously the Chief Operating Officer and Vice President of Franchising at Central Bark USA from November 2022 to January 2025. Prior to Central Bark USA, he was Chief Executive Officer at Wow Wow Hawaiian Lemonade from September 2019 to November 2022. Before Wow Wow Hawaiian Lemonade, Mr. Weiderhoft spent over five years at Massage Envy where he rose from Director of Field Operations to Vice President of Franchise Development. Mr. Weiderhoft also served as a board advisor for Carousel’s Soft Serve Icery from November 2022 to February 2025. He holds an Ed.D. from Capella University and an M.S. from The University of Arizona.
John Kawaja has served as our President of North America since January 2025. Prior to being promoted to President of North America, Mr. Kawaja served as our President of Wholesale since October 2024. Before Xponential Fitness, he was President at G/FORE from 2023 to 2024, and Chief Executive Officer - Americas at Performance54 from 2021 to 2022. Prior to Performance54, he spent over ten years at TaylorMade Golf Company, rising to the role of President, as well as over fifteen years at Adidas Group, where he went on to become head of Marketing for North America. Mr. Kawaja currently serves as a board member for The Curling Group and leftBrain Performance.
John Meloun has served as our Chief Financial Officer since July 2018. From March 2015 to July 2018, Mr. Meloun served in executive roles at The Joint Corp, a national operator, manager and franchisor of chiropractic clinics, including as Chief Financial Officer from November 2016 to July 2018, and as Director of Financial Planning and Reporting. From January 2010 to March 2015, Mr. Meloun served as a Senior Director of Financial Planning and Analysis at the University of Phoenix, where he provided guidance to the Chief Financial Officer and Vice President. Earlier in his career, Mr. Meloun served as World Wide Financial Planning & Analysis Manager at Emerson Network Power, and, prior to that, Mr. Meloun held various roles at Motorola, most recently serving as Senior Marketing and Engineering Analyst. Mr. Meloun holds both a B.S. and an M.B.A. from Arizona State University.
Andrew Hagopian has served as our Chief Legal Officer since March 2023. Previously, Mr. Hagopian served in several general counsel or other legal executive roles at both publicly-traded and privately-held growth companies. Immediately prior to joining Xponential, Mr. Hagopian served as General Counsel of Newlight Technologies, Inc., a biotechnology and manufacturing start-up. From 2021-2022, Mr. Hagopian was Chief Legal Officer of BetMGM, a leading privately held sports betting entertainment company partially owned by MGM resorts International. Prior to that, from 2011 to 2020, Mr. Hagopian held several in-house roles at MGM Resorts International, most recent of which was a four-year tenure as Chief Corporate Counsel. Mr. Hagopian started his career at Gibson, Dunn & Crutcher, serving as a corporate attorney from 2005 to 2011. Mr. Hagopian received a B.S. degree from USC Marshall School of Business, and a J.D from Georgetown University Law Center.

CORPORATE GOVERNANCE
General
Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our Nominating and Corporate Governance Committee, Audit Committee and Human Capital Management Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Governance” section under “Governance Documents” of our investor relations page of our website located at investor.xponential.com, or by writing to c/o Secretary at our offices at 17877 Von Karman Ave, Suite 100, Irvine, CA, 92614. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this Proxy Statement or any other report or document we file with or furnish to the SEC.
Board Composition
Our Board of Directors currently consists of seven members: Mark Grabowski, Mark King, Brenda Morris, Chelsea A. Grayson, Jair Clarke, Jeffrey Lawrence, and Bruce Haase. As set forth in our Amended and Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Amended and Restated Certificate of Incorporation provides that the authorized number of directors may be fixed from time to time by the Board of Directors, except as otherwise provided for or fixed relating to the rights of the holders of any series of preferred stock to elect additional directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as equally as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the total voting power of the outstanding shares of our capital stock entitled to vote in the election of directors.
Director Independence
Brenda Morris, Chelsea A. Grayson, Jair Clarke, Jeffrey Lawrence, and Bruce Haase each qualify as “independent” in accordance with the listing requirements of The New York Stock Exchange (the “NYSE”). In making these determinations, our Board of Directors reviewed and discussed relevant information provided by the directors and us with regard to each director’s business, personal activities and relationships as they may relate to us and our management. Mark King and Mark Grabowski are not considered independent under applicable NYSE rules. There are no family relationships among any of our directors or executive officers.
Director Candidates
The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director.
In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates to the Board, and the Board, in approving and recommending for election (and, in the case of vacancies, appointing) such candidates, will consider candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. In evaluating director candidates, the Nominating and Corporate Governance Committee and the Board may also consider the following criteria as well as any other factor that they may deem to be relevant: the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company; the candidate’s experience as a board member of another publicly held company; the candidate’s professional and academic experience relevant to the Company’s industry; the strength of the candidate’s leadership skills; the candidate’s experience in finance and accounting and / or executive compensation practices; and whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable. In addition, the Board will consider whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits. In addition, the Board monitors the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. Although the Board does not have a formal written diversity policy with respect to the evaluation of director candidates, in its evaluation of director candidates, the Nominating and Corporate Governance Committee will consider factors including, without limitation, issues of judgment, diversity, age, skills, background and experience, and with respect to diversity, such factors as gender, race, ethnicity, experience, and area of expertise, as well as other individual qualities and attributes that contribute to the total diversity of viewpoints and experience represented on the Board.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials as set forth in our Amended and Restated Bylaws, to the Nominating and Corporate Governance Committee, c/o Secretary, Xponential Fitness, Inc., 17877 Von Karman Ave, Suite 100, Irvine, CA, 92614. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates recommended by other sources.
Communications from Interested Parties
Anyone who would like to communicate with, or otherwise make his or her concerns known directly to the chairperson of any of the Audit, Nominating and Corporate Governance, and Human Capital Management Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to c/o Secretary, Xponential Fitness, Inc., 17877 Von Karman Ave, Suite 100, Irvine, CA, 92614, which will forward such communications to the appropriate party as deemed appropriate. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
Board Leadership Structure and Role in Risk Oversight
Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company and its stockholders. Currently, the roles are separated, with Mark Grabowski serving as Chairman of the Board and Mark King serving as Chief Executive Officer. Our Board has determined that separating the roles of Chairman of the Board and Chief Executive Officer is in the best interests of our Company and its stockholders at this time because it achieves the optimal governance model for us and for our stockholders. For these reasons, our Board has concluded that our current leadership structure is appropriate at this time.
However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. Our Corporate Governance Guidelines provide that the Board of Directors may designate a director as the lead director to lead the meetings of the non-management or independent directors. Currently, Brenda Morris serves as our Lead Independent Director. Effective at the Annual Meeting, Bruce Haase will serve as our Lead Independent Director. The role of the Lead Independent Director plays in the leadership of our Board includes:
•	establishing, in conjunction with the CEO, an annual agenda of topics for consideration and review by the Board and determines and length and frequency of the Board meetings;
•	setting the agenda for each Board meeting;
•	ensures that the Board functions effectively and the perspectives of each member of the Board are considered;

•
collaborating with Company management to set and review the Company’s long term strategy, establish appropriate milestones, and gain Board input and approval for such long term strategy and milestones;

•	acting as the primary liaison between the Board and Company management for matters not already designated as the responsibility of any standing or special committees of the Board;
•	leading the CEO succession planning process and performance review of the CEO; and
•	engaging with stockholders, as needed.
Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Throughout the year, senior management reviews the risks facing us with the Board of Directors at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure and our Audit Committee is responsible for overseeing our financial and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures.
The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of the Corporate Governance Guidelines. Our Human Capital Management Committee assesses risks arising from our compensation policies and practices and whether any such risks are reasonably likely to have a material adverse effect on us. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
Executive Sessions of Non-Management Directors
As provided in the Corporate Governance Guidelines, the non-management directors meet, without management directors or management present on a regularly scheduled basis. If the non-management directors include directors who are not considered independent, the independent directors must also meet in executive session at least once a year. Our Lead Independent Director presides over executive sessions.
Code of Ethics
We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics on our investor relations website, investor.xponential.com, in the “Governance” section under “Governance Documents.” Our Corporate Governance Guidelines are also posted under the “Governance Documents” section of our website. In addition, we intend to post on our website all disclosures that are required by law or the NYSE rules concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.
Anti-Hedging Policy
Our Board of Directors has adopted an Insider Trading Policy, which applies to all of our directors, officers and employees. The policy prohibits our employees and directors from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s equity securities.
Compensation Clawback Policy
We maintain a Policy Regarding the Recoupment of Certain Compensation Payments (the “Clawback Policy”), that applies to current and former Section 16 officers that requires recovery of erroneously awarded incentive-based-compensation in the event of an accounting restatement. Incentive-based compensation is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure (as defined in the policy) (“Incentive-Based Compensation”).

During the year ended December 31, 2024, we restated our consolidated financial statements for the year ended December 31, 2023, and corrected our consolidated financial statements for the year ended December 31, 2022. As a result of the restatement, the Company conducted a recovery analysis pursuant to its compensation clawback policy and determined that the restatement did not result in the recoupment of any compensation because the restatement did not impact any Incentive-Based Compensation awarded to any officer covered by the policy.
Attendance by Members of the Board of Directors at Meetings
There were twenty-four meetings of the Board of Directors during the fiscal year ended December 31, 2024, including four regular meetings and twenty special meetings. The Audit Committee held five meetings during the year, the Human Capital Management Committee held six meetings during the year and the Nominating and Corporate Governance Committee held four meetings during the year. During 2024, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees on which the director served during the period.
Under our Corporate Governance Guidelines, which are available on our investor relations website at investor.xponential.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to attend all meetings of the Board and meetings of the committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, we encourage our directors to attend the Annual Meeting. All of our directors serving on the Board at the time of our 2024 annual meeting of stockholders attended the meeting.

COMMITTEES OF THE BOARD
Our Board has established three standing committees – Audit, Human Capital Management, and Nominating and Corporate Governance – each of which operates under a written charter that has been approved by our Board.
The members of each of the Board committees and committee Chairpersons are set forth in the following chart.

Name	Audit	Human Capital Management	Nominating and Corporate Governance
Brenda Morris	Chair	X	X
Mark Grabowski
Chelsea A. Grayson	X	X	Chair
Jair Clarke	X	Chair	X
Jeffrey Lawrence	X
Mark King
Bruce Haase		X

Audit Committee
The members of our Audit Committee are Brenda Morris, Chelsea A. Grayson, Jair Clarke and Jeffrey Lawrence. Ms. Morris is the chair of our Audit Committee. Ms. Morris, Ms. Grayson, Mr. Clarke and Mr. Lawrence meet the requirements for independence for audit committee members under the current NYSE listing standards and SEC rules and regulations. The composition of our Audit Committee satisfies the independence requirements of the NYSE and the SEC. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Ms. Morris and Mr. Lawrence are qualified as Audit Committee financial experts as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This designation does not impose any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board of Directors. Our Audit Committee is directly responsible for, among other things:
•	selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;
•	ensuring the independence and qualifications of the independent registered public accounting firm;
•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;
•	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•	considering the adequacy of our internal controls and internal audit function;
•	reviewing material related party transactions or those that require disclosure; and
•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.
Human Capital Management Committee
The members of our Human Capital Management Committee are Chelsea A. Grayson, Brenda Morris, Jair Clarke, and Bruce Haase. Mr. Clarke is the chair of our Human Capital Management Committee. The composition of our Human Capital Management Committee satisfies the independence requirements of the NYSE. Ms. Grayson, Ms. Morris, Mr. Clarke, and Mr. Haase meet the requirements for independence under the current NYSE listing standards and SEC rules and regulations. Our Human Capital Management Committee is responsible for, among other things:
•	reviewing and approving, or recommending that our Board of Directors approve, the compensation of our executive officers;
•	reviewing and recommending to our Board of Directors the compensation of our directors;
•	administering our stock and equity incentive plans;

•	reviewing and approving, or making recommendations to our Board of Directors with respect to, incentive compensation and equity plans; and
•	reviewing our overall compensation philosophy.
Nominating and Corporate Governance Committee
The members of our Nominating and Corporate Governance Committee are Jair Clarke, Brenda Morris, and Chelsea A. Grayson. Ms. Grayson is the chair of our Nominating and Corporate Governance Committee. The composition of our Nominating and Corporate Governance Committee satisfies the independence requirements of the NYSE. Mr. Clarke, Ms. Morris and Ms. Grayson meet the requirements for independence under the current NYSE listing standards and SEC rules and regulations. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•	identifying and recommending candidates for membership on our Board of Directors;
•	reviewing and recommending our corporate governance guidelines and policies;
•	reviewing proposed waivers of the code of conduct for directors and executive officers;
•	overseeing the process of evaluating the performance of our Board of Directors; and
•	assisting our Board of Directors on corporate governance matters.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information concerning the compensation paid to our named executive officers (“NEOs”) that is attributable to services performed during the fiscal years ended December 31, 2024, and 2023.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(3) ($)	Total ($)
Mark King(4) Chief Executive Officer	2024	400,000	—	4,478,961	—	7,710	4,886,671
John Meloun Chief Financial Officer	2024	425,000	—	501,435	—	35,536	961,971
	2023	367,747	643,814	182,670	—	31,239	1,225,470
Andrew Hagopian Chief Legal Officer	2024	374,231	—	501,435	—	27,166	902,832
	2023	308,846	175,678	3,599,142	—	8,735	4,092,401
Brenda Morris(5) Interim Chief Executive Officer	2024	135,000	43,333	211,104	—	221,091	610,528
Anthony Geisler(6) Former Chief Executive Officer	2024	253,846	—	—	—	154,464	408,310
	2023	600,000	648,973	695,886	—	22,754	1,967,613
Sarah Luna(7) Former President	2024	433,269	—	527,720	—	24,806	985,795
	2023	308,438	184,546	194,513	—	17,122	704,619

(1)
For 2024, represents a special cash bonus of $43,333 for Ms. Morris approved on June 13, 2024, by the Human Capital Management Committee, in recognition of her performance in 2024 as Interim Chief Executive Officer. For 2023, represents the aggregate grant date fair value of the discretionary 2023 annual bonuses, which were paid in the form of fully vested restricted stock units (“RSUs”) to the applicable NEO in February 2024, calculated in accordance with FASB Accounting Standards Codification Topic 718 (“ASC 718”), as well as a special one-time cash bonus of $400,000 for Mr. Meloun.

(2)
Represents the aggregate grant date fair value of time-based RSU awards, and for Mr. King also a performance-based RSU award, calculated in accordance with ASC 718. The underlying assumptions made for this valuation are set forth in Note 14 to our consolidated financial statements for the year ended December 31, 2024,included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

(3)
Represents matching contributions to our 401(k) plan, and our payments to cover the employee portion of medical and dental insurance coverage for each NEO,excluding Ms. Morris. For Mr. Geisler, this amount also includes our payments for parking expenses of $931 for 2024 and $21,600 for 2023. For Mr. Meloun, this amount also includes reimbursement of travel fees totaling $25,000 for each year presented. For Ms. Morris, this amount is the compensation she received for her service as a non-employee director for the year ended December 31, 2024. See “Non-Employee Director Compensation” below for details of Ms. Morris’s compensation for her service on our Board of Directors.

(4)	Mr. King commenced employment as Chief Executive Officer on June 17, 2024.
(5)	Ms. Morris served as Interim Chief Executive Officer from May 10, 2024, to June 17, 2024.
(6)	Mr. Geisler was suspended by our Board of Directors on May 10, 2024, and subsequently resigned as Chief Executive Officer on May 13, 2024.
(7)	Ms. Luna resigned as President in December 2024.
Narrative Disclosure to Summary Compensation Table
Employment Agreements
We have entered into employment agreements with each of our NEOs excluding Ms. Morris. Each employment agreement provides for an initial one-year term, which renews annually for successive one-year periods, unless either party provides prior written notice of non-renewal, and certain restrictive covenants obligations and severance entitlements on qualifying terminations of employment as described below in “Potential Payments upon a Termination or Change in Control.”

Mark King
On June 17, 2024, we entered into an employment agreement with Mr. King (the “King Employment Agreement”).
Pursuant to the King Employment Agreement, Mr. King is entitled to (a) an annual base salary of $800,000, subject to increase by our Board of Directors based on Mr. King’s performance, (b) an annual bonus, with a target bonus equal to 100% of his annual base salary, based on the achievement of certain performance metrics established by our Board of Directors, and (c) eligibility to participate in all benefit programs for which other similarly situated executives of the Company are generally eligible.
As of December 31, 2024, the annual base salary for Mr. King was $800,000, and his annual bonus opportunity was 100% of his base salary.
John Meloun
On June 17, 2021, we entered into an employment agreement with Mr. Meloun (the “Meloun Employment Agreement”). Pursuant to the Meloun Employment Agreement, Mr. Meloun is entitled to (a) an annual base salary of $300,000, subject to increase by our Board of Directors based on Mr. Meloun’s performance, (b) an annual bonus, with a target bonus equal to 50% of his annual base salary, based on the achievement of certain EBITDA performance metrics established by our Board of Directors, (c) eligibility to participate in all benefit programs for which other similarly situated executives of the Company are generally eligible, or if Mr. Meloun elects not to participate in our medical or dental plans, we will pay for his participation in reasonably equivalent plans, and (d) reimbursement of up to $25,000 per year for reasonable work-related expenses incurred by Mr. Meloun for air-travel to and from, and lodging in, Orange County, California.
As of December 31, 2024, Mr. Meloun’s annual base salary was $425,000, and his annual bonus opportunity was 60% of his base salary.
Andrew Hagopian
On October 9, 2023, we entered into an employment agreement with Mr. Hagopian (the “Hagopian Employment Agreement”). Pursuant to the Hagopian Employment Agreement, Mr. Hagopian is entitled to (a) an annual base salary of $365,000, subject to increase by our Board of Directors based on Mr. Hagopian’s performance, (b) an annual bonus, with a target equal to 50% of his annual base salary, based on the achievement of certain EBITDA performance metrics established by our Board of Directors, and (c) eligibility to participate in all benefit programs for which other similarly situated executives of the Company are generally eligible, or if Mr. Hagopian elects not to participate in our medical or dental plans, we will pay for his participation in reasonably equivalent plans.
As of December 31, 2024, Mr. Hagopian’s annual base salary was $425,000, and his annual bonus opportunity was 50% of his base salary.
Brenda Morris
On May 10, 2024, Ms. Morris was appointed to serve as our interim Chief Executive Officer, and she served in this role until June 17, 2024. We did not enter into an employment agreement with Ms. Morris. Ms. Morris was entitled to a monthly base salary of $100,000 pro-rated for her length of service, and she was not eligible for an annual bonus. Ms. Morris received grants of fully vested RSUs with a grant date fair value of $211,104 (calculated in accordance with ASC 718), and a special cash bonus of $43,333, in recognition of her performance as Interim Chief Executive Officer.
Anthony Geisler
On July 1, 2021, we entered into an employment agreement with Mr. Anthony Geisler (the “Geisler Employment Agreement”). On May 10, 2024, Mr. Geisler was removed by our Board of Directors from his duties and was suspended indefinitely as our Chief Executive Officer. On May 13, 2024, Mr. Geisler resigned as our Chief Executive Officer.
Pursuant to the Geisler Employment Agreement, Mr. Geisler was entitled to (a) an annual base salary of $600,000, subject to increase by our Board of Directors based on Mr. Geisler’s performance, (b) an annual bonus, with a target equal to 100% of his annual base salary, based on the achievement of certain EBITDA performance metrics established by our Board of Directors, and (c) eligibility to participate in all benefit programs for which other similarly situated executives of the Company are generally eligible, or if Mr. Geisler elected not to participate in our medical or dental plans, we would pay for his participation in reasonably equivalent plans.
As of his termination date, Mr. Geisler’s annual base salary was $600,000, and an annual bonus opportunity of up to 120% of base salary (with a target of 100% of base salary).
Sarah Luna
On June 17, 2021, we entered into an employment agreement with Ms. Luna (the “Luna Employment Agreement”). Ms. Luna resigned as President on December 11, 2024, and her last day of employment was December 13, 2024.
Pursuant to the Luna Employment Agreement, Ms. Luna was entitled to (a) an annual base salary of $325,000, subject to increase by our Board of Directors based on Ms. Luna’s performance, (b) an annual bonus, with a target equal to 50% of her annual base salary, based on the achievement of certain performance metrics established by our Board of Directors, and (c) eligibility to participate in all benefit programs for which other similarly situated executives of the Company are generally eligible, or if Ms. Luna elected not to participate in our medical or dental plans, we would pay for her participation in reasonably equivalent plans.
As of her termination date, Ms. Luna’s annual base salary was $450,000, and her annual bonus opportunity was 50% of her base salary.
Annual Cash Bonuses
We maintain an annual bonus program that is designed to incentivize our NEOs to achieve our annual financial objectives. Each eligible NEO has a target bonus reflected as a percentage of his or her base salary as described above in “Employment Agreements,” and the percentage may be reviewed and adjusted by the Human Capital Management Committee. Achievement of the applicable performance metrics is determined by the Human Capital Management Committee in February following the year to which performance relates.
In connection with his hiring, Mr. King was eligible for an annual bonus for 2024 based on different performance metrics than the other NEOs. For eligible NEOs, the performance metric for the 2024 annual bonuses was Adjusted EBITDA, and the performance goals were as follows:

Adjusted EBITDA Achieved	Funding Level of Target Bonus
Below $134,000,000	0%
$134,000,000 - $135,999,999	25%
$136,000,000 - $137,999,999	50%
$138,000,000 - $139,999,999	75%
$140,000,000	100%
$154,000,000	110%*

*	If Adjusted EBITDA achieved was between $140,000,000 and $154,000,000, linear interpolation would be used to determine the funding level.
The Hagopian Employment Agreement provides that (i) if 90% of EBITDA performance target is achieved, 50% of his target annual bonus will be payable, with such bonus amount being pro-rated by linear interpolation to the extent that the Company achieves between 90% and 100% of such EBITDA performance target, and (ii) if 110% of EBITDA performance target is achieved, 120% of his target bonus will be payable, with such bonus being pro-rated by linear interpolation to the extent that the Company achieves between 100% and 110% of such EBITDA performance target.
Messrs. Meloun and Hagopian were the only NEOs eligible to receive a 2024 annual bonus based on the above-mentioned criteria, and the Human Capital Management Committee determined in February 2025 that we did not achieve our annual financial objectives for 2024, and that neither NEO would earn a 2024 bonus. Mr. King was entitled to a pro-rated bonus for 2024, as a result of his hiring in June, which would have been earned if, as of December 31, 2024, the trailing 30-day volume-weighted average closing price of our Class A common stock, as reported on the New York Stock Exchange, equaled or exceeded $16. We did not achieve such target, and Mr. King did not receive his pro-rated bonus.

Long-Term Equity Incentives
We adopted the Omnibus Incentive Plan (our “OIP”) following the completion of our IPO. Our OIP provides for the grant of equity-based awards to our employees, consultants, service providers, and non-employee directors in the form of stock options (non-qualified stock options and incentive stock options), stock appreciation rights, restricted stock, RSUs, performance awards, and other stock- and cash-based awards.
In the event of a change in control, as defined in our OIP, the Committee (as defined in our OIP) may take certain actions with respect to outstanding awards, including the continuation or assumption of awards, substitution or replacement of awards by a successor entity, acceleration of vesting and lapse of restrictions, determination of the attainment of performance conditions for performance awards, or cancellation of awards in consideration of a payment.
In May 2024 we granted RSUs under our OIP to Messrs. Hagopian and Meloun and Ms. Luna, of which 25% vest annually over four years on each anniversary of the award date, subject to continued employment through such vesting date. We also granted fully vested RSUs under our OIP to Ms. Morris in May and June 2024 in connection with her service as Interim Chief Executive Officer. In connection with his hiring, in June 2024, we granted Mr. King an award of RSUs with a grant date fair value of $4,478,961 (calculated in accordance with ASC 718). Half of the RSUs vest in 25% substantially equal installments on each of the 12-, 24-, 30-, and 36-month anniversaries of June 17, 2024, subject to continued service through such date. The other half of the RSUs will vest in three substantially equal amounts if, prior to June 17, 2027, the closing price of our Class A common stock, as reported on the New York Stock Exchange, equals or exceeds $16, $25, or $30, respectively, for 20 consecutive trading days, subject to continued service through such date.
Retirement, Health, Welfare and Additional Benefits
We maintain a tax-qualified retirement plan (the “401(k) Plan”), which provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. The 401(k) Plan permits us to make matching contributions and profit sharing contributions to eligible participants. Eligible employees can begin participating in the 401(k) Plan one month following their start date, and are eligible for matching contributions after one year of service. Our NEOs participate in the 401(k) Plan on the same basis as our other employees who satisfy the plan’s eligibility requirements. Participants of the 401(k) Plan are able to defer up to 100% of their eligible compensation, subject to applicable annual Internal Revenue Code limits. All participants’ interests in their deferrals are 100% vested when contributed. Participants vest into matching contributions and profit-sharing contributions over a two- and six-year period, respectively.
In 2024 and 2023, we provided for a discretionary match of 100% of the first 4% of compensation contributed to the 401(k) Plan for each participant. The amount we contributed on behalf of each Named Executive Officer, if any, is reflected above under “Summary Compensation Table.”
Our compensation program does not include any other material benefits or perquisites for our NEOs.
Outstanding Equity Awards at Fiscal Year End
The following table sets forth information concerning outstanding equity incentive plan awards for our NEOs as of the end of our fiscal year ended December 31, 2024.

	Stock Awards
Name(1)	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(2)
Mark King	323,749(3)	4,354,424
John Meloun	176,142(4)	2,369,110
Andrew Hagopian	218,695(5)	2,941,448

(1)
Mr. Geisler and Ms. Luna had no outstanding awards as of December 31, 2024. Ms. Morris had no outstanding awards in connection with her service as Interim Chief Executive Officer as of December 31, 2024. See “Non-Employee Director Compensation” below for details of Ms. Morris’s outstanding equity awards for her service on our Board of Directors.

(2)	Represents the value of each award based on the closing price per share of our Class A common stock on December 31, 2024, of $13.45.
(3)	Represents (i) 161,875 RSUs granted on June 17, 2024, of which 25% vests on each of the 12-, 24-, 30-, and 36-month anniversaries of

June 17, 2024, and (ii) 161,874 RSUs granted on June 17, 2024, which will vest in three substantially equal amounts if, during the 36-month period following June 17, 2024, the closing price of our Class A common stock, as reported on the New York Stock Exchange, equals or exceeds $16, $25, or $30, respectively, for 20 consecutive trading days, subject to continued service through each respective vesting date.
(4)
Represents the unvested portion of (i) 241,592 RSUs granted on March 4, 2022, and (ii) 55, 346 RSUs granted on May 31, 2024, of which 25% vests annually over four years on the anniversary of the grant date, subject to continued service through each respective vesting date.

(5)
Represents the unvested portion of (i) 200,000 RSUs granted on October 9, 2023, of which 25% vests annually over four years on the anniversary of the grant date, (ii) 20,021 RSUs granted on February 23, 2023, of which 33% vest annually over three years on the anniversary of the grant date, and (iii) 55,346 RSUs granted on May 31, 2024, of which 25% vests annually over four years on the anniversary of the grant date, subject to continued service through each respective vesting date.

Potential Payments Upon Termination or Change in Control
Mark King
Pursuant to the King Employment Agreement, if Mr. King’s employment is terminated during the then-current term (i) by us without Cause (as defined in the King Employment Agreement), (ii) by Mr. King for Good Reason (as defined in the King Employment Agreement), or (iii) the result of disability resulting from an injury or death incurred in the course and scope of employment, Mr. King will be entitled to any accrued but unpaid base salary and all accrued and unused vacation, and if Mr. King executes a release of all claims in substance and form satisfactory to us, Mr. King will be entitled to (a) twelve months’ base salary, payable in periodic installments according to our regular payroll practices, (b) reimbursement for the cost of COBRA coverage for twelve months or, if earlier, until Mr. King is covered under different health insurance, (c) a prorated annual bonus based on actual performance for the full calendar year, which, if earned, which will be paid when other executives are paid annual bonuses for such year, and (d) prorated vesting of each then-outstanding equity award held by Mr. King based on the time elapsed from the commencement of vesting of such award through the date of termination and, if applicable, actual performance through the date of termination.
If such termination occurs within the twelve months following a Change in Control (as defined in our OIP), then the COBRA benefits will be provided for eighteen months, and Mr. King will vest in all then-outstanding equity awards held by him, with any the performance of any performance-vesting awards to be measured at actual performance through the date of termination.
John Meloun
Pursuant to the Meloun Employment Agreement, if Mr. Meloun’s employment is terminated (i) by us without Cause (as defined in the Meloun Employment Agreement), or (ii) by Mr. Meloun for Good Reason (as defined in the Meloun Employment Agreement), Mr. Meloun will be entitled to any accrued but unpaid base salary and all accrued and unused vacation, and if Mr. Meloun executes a release of all claims in substance and form satisfactory to us, Mr. Meloun will be entitled to nine months’ base salary, payable in periodic installments according to our regular payroll practices.
Andrew Hagopian
Pursuant to the Hagopian Employment Agreement, if Mr. Hagopian’s employment is terminated (i) by us without Cause (as defined in the Hagopian Employment Agreement), (ii) by Mr. Hagopian for Good Reason (as defined in the Hagopian Employment Agreement), or (iii) the result of disability resulting from an injury or death incurred in the course and scope of employment, Mr. Hagopian will be entitled to any accrued but unpaid base salary and all accrued and unused vacation, and if Mr. Hagopian executes a release of all claims in substance and form satisfactory to us, Mr. Hagopian will be entitled to (a) twelve months’ base salary, payable in periodic installments according to our regular payroll practices, (b) reimbursement for the cost of COBRA coverage until Mr. Hagopian is covered under different health insurance, (c) if Mr. Hagopian’s termination occurs more than six months into the Company’s calendar year, a prorated annual bonus, which will be paid when other executives are paid annual bonuses for such year, and (d) full acceleration of all then-outstanding equity awards.
Brenda Morris
Ms. Morris was not eligible to receive any severance payments or benefits in connection with the termination of her employment as Interim Chief Executive Officer.
Anthony Geisler
Mr. Geisler forfeited all unvested equity awards, and was not eligible to receive any severance payments or benefits under the terms of the Geisler Employment Agreement, in connection with his resignation.

Sarah Luna
Ms. Luna forfeited all unvested equity awards, and was not eligible to receive any severance payments or benefits under the terms of the Luna Employment Agreement, in connection with her resignation.
Restrictive Covenants
Messrs. King, Meloun, and Hagopian are each subject to certain restrictive covenants pursuant to the terms of their respective employment agreements, including (a) employment term and twelve-month post-termination non-solicit of employees, (b) a mutual and perpetual non-disparagement obligation, (c) a perpetual confidentiality obligation, and (d) invention assignment provisions. Messrs. Meloun and Hagopian are each also subject to a non-solicit of business relations during such NEO’s employment term. Mr. Geisler and Ms. Luna are each subject to certain restrictive covenants, including (a) post-termination non-solicit of employee through the twelve-month anniversary of the NEO’s termination date, (b) a mutual and perpetual non-disparagement obligation, and (c) a perpetual confidentiality obligation.
Non-Employee Director Compensation
In connection with our IPO, we adopted an Outside Director Compensation Policy, and such policy was subsequently updated effective as of July 1, 2024 (the “Policy”). Our non-employee directors receive equity awards and cash retainers pursuant to the Policy as compensation for service on our Board of Directors and its committees. The Policy is intended to enable us to attract qualified non-employee directors, provide them with compensation at a level that is consistent with our compensation objectives and, in the case of equity-based compensation, align their interests with those of our stockholders.
Under the updated Policy, non-employee directors will receive the following annual cash retainers, payable in quarterly installments:
•	Board member: $80,000 (increased from $78,750)
•	Non-executive board chair: $55,000 (increased from $52,500)
•	Lead director: $22,000 (increased from $21,000)
•	Audit committee chair: $20,000 (increased from $18,900)
•	Audit committee member: $12,000 (increased from $9,975)
•	Human Capital Management committee chair: $15,000 (increased from $13,125)
•	Human Capital Management committee member: $10,000 (increased from $7,875)
•	Nominating and Corporate Governance committee chair: $12,000 (increased from $10,500)
•	Nominating and Corporate Governance committee member: $8,000 (increased from $5,250)
Under the updated Policy, our non-employee directors can elect to receive RSUs in lieu of cash for all or a portion of their annual retainer. The number of RSUs granted is determined by dividing the value of the aggregate amount of cash fees earned by the average closing selling price per Class A common stock at the close of regular hours trading on the New York Stock Exchange for the 10 trading days prior to, and including, the grant date. In addition, we will reimburse all of our non-employee directors for their reasonable travel expenses incurred in attending meetings of our Board of Directors or committees. Our non-employee directors may also be eligible to receive other compensation and benefits, including reasonable personal benefits and perquisites, as determined by the Board of Directors from time to time.
Under the updated Policy, non-employee directors will also receive equity-based awards with a grant date value of $110,000, subject to continued service on the Board through the applicable vesting date(s) (which amount will be pro-rated, as applicable, for new directors). We granted a number of RSUs on May 30, 2024, to Ms. Morris (9,888 RSUs), Mr. Grabowski (9,888 RSUs), Ms. Grayson (9,888 RSUs), Mr. Clarke (9,888), Mr. Lawrence (9,888), and on November 16, 2024, to Mr. Haase (4,146 RSUs), which are eligible to vest, subject to continued service, on May 21, 2025. Messrs. Lawrence and Grabowski have each elected to receive RSUs in lieu of cash for a portion of their annual cash retainer, commencing with the October 2024 retainer payment. Accordingly, we granted fully vested RSUs on October 1, 2024, to Mr. Lawrence (2,037 RSUs), and Mr. Grabowski (2,645 RSUs), instead of paying them a cash amount for that quarterly installment.

Pursuant to our OIP, the maximum number of shares of our Class A common stock subject to an award granted during a single fiscal year to any non-employee director, taken together with any cash fees paid during the fiscal year, in respect to the non-employee director’s service as a member of our Board of Directors during such year, may not exceed $650,000 in total value or for newly appointed non-employee directors, $1,000,000 in total value during the initial annual period, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.
The table below shows the equity and other compensation granted to our non-employee directors for fiscal 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Brenda Morris(2)	128,638	92,453	221,091
Mark Grabowski	99,375	123,849(3)	223,224
Chelsea A. Grayson	147,799	92,453	240,252
Jair Clarke	117,050	92,453	209,503
Jeffrey Lawrence(4)	45,744	123,784(3)	169,528
Bruce Haase	15,522	62,024	77,546

(1)
Represents the aggregate grant date fair value of the RSUs awarded in 2024 computed in accordance with ASC 718. As of December 31, 2024, our non-employee directors held unvested RSUs in the following amounts: Ms. Morris: 9,888, Mr. Grabowski: 9,888, Ms. Grayson: 9,888, Mr. Clarke: 9,888, Mr.Lawrence: 9,888, and Mr. Haase: 4,146.

(2)
Amounts listed herein for Ms. Morris excludes the compensation she received for her service as Interim Chief Executive Officer from May 10, 2024, to June 17, 2024. See “Summary Compensation Table” above for details of Ms. Morris’s compensation as Interim Chief Executive Officer. Ms. Morris will serve her current term as a Class I director expiring at the Annual Meeting and will not continue as a Board member. The Board of Directors extends its sincere appreciation to Ms. Morris for her service to the Company.

(3)
Includes the full grant date fair value of fully vested RSUs, that were awarded to Messrs. Grabowski and Lawrence pursuant to each non-employee director’s election under the Policy commencing in October 2024 to receive all or a portion of his annual cash retainer (including any cash retainers for service on a committee) in the form of RSUs, calculated in accordance with ASC 718.

(4)
Mr. Lawrence informed the Board on April 21, 2025 that he was not standing for re-election at the Annual Meeting. The Board of Directors extends its sincere appreciation to Mr. Lawrence for his service to the Company.

Equity Compensation Plan Information
The following table sets forth information regarding outstanding equity awards and shares reserved for future issuance under our equity compensation plans as of December 31, 2024.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights and RSUs	Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights and RSUs	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	2,137,062(1)	$—	7,168,119(2)
Equity compensation plans not approved by security holders	—	—	—
Total	2,137,062	$—	7,168,119

(1)
Represents the number of outstanding RSUs granted under our OIP. The number included in respect of the performance-based RSUs granted to Mr. King in June 2024 under our OIP assumes each milestone applicable to the award will be achieved.

(2)
Consists of 2,683,694 shares remaining available for issuance under our OIP, and 4,484,425 shares remaining available for issuance under our Employee Stock Purchase Plan (“ESPP”), effective as of our initial public offering in July 2021, of which approximately 14,954 shares are subject to purchase during the ESPP’s current offering period which ends in June 2025.

Statement of Policy Concerning Trading in Company Securities
Our insider trading policy, or Statement of Policy Concerning Trading in Company Securities, governs the purchase, sale and other dispositions of our securities and applies to our directors, officers, employees, and the Company. We believe that our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company.

Equity Incentive Plan Information and Equity Grant Timing
The purpose of our OIP is to motivate and reward our employees and directors to perform at the highest level and to further our best interests and those of our stockholders.
We do not currently have a formal policy for the timing of equity award grants that we make under the OIP, but our Human Capital Management Committee has a practice of granting equity awards thereunder to our executive officers annually in the first quarter, although grants may occur at other times during the year, including for new hires, promotions, to address special retention needs or otherwise as determined appropriate by the Human Capital Management Committee. The Human Capital Management Committee does not take material nonpublic information into account when determining the timing and terms of equity awards, and the Company does not time the disclosure of such material nonpublic information for purposes of affecting the exercise price of such awards or the value of executive compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our voting stock as of March 31, 2025 by:
•	each person or group whom we know to own beneficially more than 5% of any class of our voting stock;
•	each of our directors and Named Executive Officers individually; and
•	all directors and executive officers as a group.
The numbers of shares of voting stock beneficially owned, percentages of beneficial ownership and percentages of combined voting power that are set forth below are based on 34,778,438 shares of Class A common stock and 13,739,013 shares of Class B common stock issued and outstanding as of March 31, 2025 and 4,002,273 shares of Class A common stock and 4,109,524 shares of Class A common stock issuable upon the conversion of shares of the Series A and Series A-1 preferred stock, respectively, outstanding as of March 31, 2025 (the “Series A-1 preferred stock” and, together with the Series A preferred stock, the “Convertible Preferred”).
In connection with the IPO, we entered into the Reorganization Transactions. The pre-IPO members of Xponential Holdings LLC (the “Pre-IPO LLC Members”) who retained their equity ownership in the form of limited liability company units (the “LLC Units”), immediately following the consummation of the Reorganization Transactions are referred to as “Continuing Pre-IPO LLC Members.” We issued each Continuing Pre-IPO LLC Member one share of Class B common stock for each vested LLC Unit such Continuing Pre-IPO LLC Member beneficially owned immediately prior to the completion of the IPO. Shares of Class B common stock will be cancelled on a one-for-one basis if we, following a redemption request from a Continuing Pre-IPO LLC Member, redeem or exchange LLC Units of such Continuing Pre-IPO LLC Member pursuant to the terms of the Second Amended and Restated Limited Liability Company Operating Agreement of Xponential Intermediate Holdings, LLC (the “Amended LLC Agreement”). See “Certain Relationships and Related Party Transactions—Amended LLC Agreement.” As a result, the number of shares of Class B common stock set forth in the table below correlates to the number of vested LLC Units each Continuing Pre-IPO LLC Member beneficially owns.
In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options and restricted stock units that are exercisable within 60 days of March 31, 2025. Unless otherwise indicated, the address for each listed stockholder is: c/o Xponential Fitness, Inc., 17877 Von Karman Ave, Suite 100, Irvine, CA 92614. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of voting stock.

	Class A Common Stock(1)		Class B Common Stock		Series A Preferred Stock		Combined Voting Power(2)
Name of Beneficial Owner	Number	%	Number	%	Number	%	Number	%
Directors and Named Executive Officers:
Mark King(3)	—	—	—	—	—	—	—	—
Mark Grabowski(4)	5,649,168	16%	6,101,697	44%	—	—	11,750,865	22%
Andrew Hagopian(5)	48,702	*	—	—	—	—	48,702	*
John Meloun(6)	141,544	*	185,904	1%	—	—	327,448	*
Brenda Morris(7)	56,486	*	811	*	—	—	57,297	*
Chelsea A. Grayson(8)	22,774	*	—	—	—	—	22,774	*
Jair Clarke(9)	16,606	*	—	—	—	—	16,606	*
Jeffrey Lawrence(10)	14,317	*	—	—	—	—	14,317	*
Bruce Haase(11)	9,102	*	—	—	—	—	9,102	*
Anthony Geisler(12)	1,629,597	5%	6,429,878	47%	—	—	8,059,475	15%
Sarah Luna(13)	138,315	*	58,735	*	—	—	197,050	*

	Class A Common Stock(1)		Class B Common Stock		Series A Preferred Stock		Combined Voting Power(2)
Name of Beneficial Owner	Number	%	Number	%	Number	%	Number	%
Other 5% or greater beneficial owners:
H&W Investco, LP(14)	5,612,062	16%	6,101,697	44%	—	—	11,713,759	22%
LAG Fit, Inc.(15)	1,083,330	3%	6,429,878	47%	—	—	7,513,208	14%
Affiliates of MSD Partners, L.P.(16)(17)	3,849,908	9.9%	—	—	—	—	3,849,908	7%
DESALKIV Portfolios, L.L.C.(18)	3,276,973	8%	—	—	1,811,960	45%	3,276,973	6%
Redwood Master Fund Ltd.(19)	2,190,313	6%	—	—	2,190,313	55%	2,190,313	4%
Voss Capital, LLC(20)	2,860,000	8%	—	—	—	—	2,860,000	5%
BlackRock, Inc.(21)	1,903,039	5%	—	—	—	—	1,903,039	4%
Nut Tree Capital Management, L.P.(22)	3,001,722	9%	—	—	—	—	3,001,722	6%
All directors and executive officers as a group (eleven persons)	7,726,611	22%	12,777,025	93%	—	—	20,503,636	39%

*	Less than 1%
(1)
Subject to the terms of the Amended LLC Agreement, LLC Units are generally redeemable or exchangeable for shares of our Class A common stock on a one-for-one basis. Shares of Class B common stock will be cancelled on a one-for-one basis if we redeem or exchange LLC Units pursuant to the terms of the Amended LLC Agreement. Beneficial ownership of shares of our Class A common stock reflected in this table does not include beneficial ownership of shares of our Class A common stock for which such LLC Units may be redeemed or exchanged.

(2)
Represents the percentage of voting power of our Class A common stock, Class B common stock and shares of Class A common stock issuable upon the conversion of shares of the Series A preferred stock, held by such person voting together as a single class. Each holder of Class A common stock, Class B common stock and Series A preferred stock is entitled to one vote per share on all matters submitted to our stockholders for a vote.

(3)	Mr. King was hired as Chief Executive Officer in June 2024 and owned no Class A common stock or Class B common stock as of March 31, 2025.
(4)
Consists of: (i) 23,138 shares of Class A common stock held directly by Mr. Grabowski, (ii) 13,968 RSUs that will vest within 60 days, (iii) 5,612,062 Class A common stock held by H&W Investco II, LP and (iv) 6,101,697 shares of Class B common stock held by H&W Investco, LP, each of which Mr. Grabowski is the Managing Partner. Mr. Grabowski has reported sole investment and dispositive power over these shares. The address for H&W Investco, LP is 17 Palmer Lane, Riverside, CT 06878.

(5)
Consists of: (i) 39,902 shares of Class A common stock held directly by Mr. Hagopian and (ii) 8,800 shares of Class A held directly by the Hagopian Family Trust and indirectly by Mr. Hagopian as trustee of the trust.

(6)
Consists of: (i) 141,544 shares of Class A common stock held directly by Mr. Meloun and (ii) 185,904 shares of Class B common stock held directly by Mr. Meloun. 96,922 shares of Class A common stock held by Mr. Meloun are pledged as security.

(7)
Consists of (i) 43,098 shares of Class A common stock held directly by Ms. Morris, (ii) 9,888 RSUs that will vest within 60 days, (iii) 3,500 shares of Class A common stock held indirectly by Ms. Morris and directly by the Morris Charitable Remainder Trust, of which Ms. Morris is a co-trustee and (iv) 811 shares of Class B common stock held directly by Ms. Morris.

(8)	Consists of 12,886 shares of Class A common stock held directly by Ms. Grayson and (ii) 9,888 RSUs that will vest within 60 days.
(9)	Consists of 6,718 shares of Class A common stock held directly by Mr. Clarke and (ii) 9,888 RSUs that will vest within 60 days.
(10)	Consists of 4,429 shares of Class A common stock held directly by Mr. Lawrence and (ii) 9,888 RSUs that will vest within 60 days.
(11)	Consists of 1,874 shares of Class A common stock held directly by Mr. Haase and (ii) 7,228 RSUs that will vest within 60 days.
(12)
As reported on Schedule 13D/A filed by Mr. Anthony Geisler on November 15, 2024 and a Class B to Class A conversion of 1,000,000 LLC Units on March 14, 2025. Consists of: (i) 546,267 shares of Class A held directly by Mr. Geisler and the Anthony Geisler Trust and indirectly by Mr. Geisler as trustee of the trust, (ii) 1,083,330 shares of Class A common stock held by LAG Fit, Inc. and (iii) 6,429,878 shares of Class B common stock held by LAG Fit, Inc. Mr. Geisler has reported sole investment and dispositive power over the shares held by LAG Fit, Inc. The address for LAG Fit, Inc. is 6789 Quail Hill Parkway #408, Irvine, CA 92603.

(13)
As reported on Form 4 filed by Ms. Sarah Luna on September 15, 2024, consists of: (i) 138,315 shares of Class A common stock held directly by Ms. Luna and (ii) 58,735 shares of Class B common stock held directly by Ms. Luna.

(14)
Consists of: (i) 5,612,062 Class A common stock held by H&W Investco II, LP and (ii) 6,101,697 shares of Class B common stock held by H&W Investco, LP, each of which Mr. Grabowski is the Managing Partner. Mr. Grabowski has reported sole investment and dispositive power over these shares. The address for H&W Investco, LP is 17 Palmer Lane, Riverside, CT 06878.

(15)
As reported on Schedule 13D/A filed by Mr. Anthony Geisler on November 15, 2024 and a Class B to Class A conversion of 1,000,000 LLC Units on March 14, 2025. Consists of (i) 1,083,330 shares of Class A common stock held by LAG Fit, Inc. and (ii) 6,429,878 shares of Class B common stock held by LAG Fit, Inc. Mr. Geisler has reported sole investment and dispositive power over the shares held by LAG Fit, Inc. The address for LAG Fit, Inc. is 6789 Quail Hill Parkway #408, Irvine, CA 92603.

(16)
MSD Partners, L.P. (“MSD Partners”) is the investment manager of the MSD Affiliates (as defined below) and may be deemed to beneficially own securities beneficially owned by the MSD Funds. MSD Partners (GP), LLC (“MSD GP”), a Delaware limited liability company, is the general partner of MSD Partners, and may be deemed to beneficially own securities beneficially owned by MSD Partners. Gregg Lemkau maintains investment discretion over this investment and therefore may be deemed to beneficially own securities owned by MSD GP. The address of the principal business office of the MSD Affiliates is c/o MSD Partners, L.P., One Vanderbilt Avenue, 26th Fl., NY, NY 10017.

(17)
The number of shares of Class A common stock shown as beneficially owned reflects the application of the provision of the Series A-1 preferred stock that, other than in the case of a mandatory conversion, prevents a holder of Series A-1 preferred stock, without at least 61 days written notice from such holder, from receiving shares of Class A common stock or any other of our equity securities upon any conversion of Series A-1 preferred stock to the extent that such exercise or receipt would cause any holder of Series A-1 preferred stock to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act) of a number of equity interests that would exceed 9.9% the Class A common stock outstanding at that time. The number of shares of Class A common stock that, but for the foregoing, would otherwise be issuable upon conversion of the Series A-1 preferred stock owned by the Affiliates of MSD Partners, L.P. consists of 4,109,524 shares of Class A common stock held as follows: 113,548 shares of Class A common stock issuable upon conversion of the Series A-1 preferred stock by MSD SBAFLA SPV, LLC, (“MSDSBA”), 680,157 shares of Class A common stock issuable upon conversion of the Series A-1 preferred stock by MSD PCOFMAS2 SPV, LLC, (“MSDPCOFM”), 13,230 shares of Class A common stock issuable upon conversion of the Series A-1 preferred stock by MSD Investment Corp., (“MSDIC”), 56,314 shares of Class A common stock issuable upon conversion of the Series A-1 preferred stock held by MSD PCOF2 - BC2, LLC, (“MSDPCOF2”), 81,924 shares of Class A common stock issuable upon conversion of the Series A-1 preferred stock held by MSD PCOF1 - PC, LLC, (“MSDPCOF1”), 271,313 shares of Class A common stock issuable upon conversion of the Series A-1 preferred stock held by MSD SIF Holdings, L.P., (“MSDSIF”), 821,084 shares of Class A common stock issuable upon conversion of the Series A-1 preferred stock held by MSD SIF Holdings II, L.P., (“MSDSIF2”), 617,688 shares of Class A common stock issuable upon conversion of the Series A-1 preferred stock held by MSD Special Investments Fund, L.P., (“MSDSIFLP”), 1,143,264 shares of Class A common stock issuable upon conversion of the Series A-1 preferred stock held by MSD Special Investments Fund II, L.P., (“MSDSIF2LP”), 206,014 shares of Class A common stock issuable upon conversion of the Series A-1 preferred stock held by MSD Private Credit Opportunity Master Fund, L.P., (“MSDPCO”), and 104,988 shares of Class A common stock issuable upon conversion of the Series A-1 preferred stock held by MSD PCOF1 - BC, LLC, (“MSDPCOFBC”) (MSDSBA, MSDPCOFM, MSDIC, MSDPCOF2, MSDPCOF1, MSDSIF, MSDSIF2, MSDSIFLP, MSDSIF2LP, MSDPCO and MSDPCOFBC, the “MSD Affiliates”).

(18)
The number of shares of Class A common stock shown as beneficially owned reflects the application of the provision of the Series A preferred stock that, other than in the case of a mandatory conversion, prevents a holder of Series A preferred stock, without at least 61 days written notice from such holder, from receiving shares of Class A common stock or any other of our equity securities upon any conversion of Series A preferred stock to the extent that such exercise or receipt would cause any holder of Series A preferred stock to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act) of a number of equity interests that would exceed 9.9% the Class A common stock outstanding at that time. The number of shares of Class A common stock that, but for the foregoing, would otherwise be issuable upon conversion of the Series A preferred stock owned by DESALKIV Portfolios, L.L.C. (“DESALKIV”, and such common stock issuable upon conversion, the “Subject Shares”) consists of 1,811,960 Subject Shares. DESALKIV has the power to vote or direct the vote of (and the power to dispose or direct the disposition of) the Subject Shares. Additionally, as reported on Schedule 13G filed by D. E. Shaw & Co., L.P., on 2/14/2025, 1,465,013 shares of Class A common stock held in the name of D. E. Shaw Galvanic Portfolios, L.L.C.

D. E. Shaw & Co., L.P. (“DESCO LP”), as the managing member of D. E. Shaw Adviser, L.L.C. (“Adviser”), which in turn is investment adviser of DESALKIV, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the managing member of D. E. Shaw Manager, L.L.C. (“Manager”), which in turn is the manager of DESALKIV, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the Subject Shares on DESCO LP’s and DESCO LLC’s behalf.
D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. None of DESCO LP, DESCO LLC, Adviser, Manager, DESCO Inc., or DESCO II Inc. (collectively, the “DES Entities”) owns any shares of the Company directly, and each such entity disclaims beneficial ownership of the Subject Shares.
David E. Shaw does not own any shares of the Company directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares and, therefore, David E. Shaw may be deemed to be the beneficial owner of the Subject Shares. David E. Shaw disclaims beneficial ownership of the Subject Shares.
The business address of the DES Entities, DESALKIV, and David E. Shaw is c/o the D. E. Shaw group, 1166 Avenue of Americas, 9th Floor, New York, NY 10036.
(19)
The number of shares of Class A common stock shown as beneficially owned reflects the application of the provision of the Series A preferred stock that, other than in the case of a mandatory conversion, prevents a holder of Series A preferred stock, without at least 61 days written notice from such holder, from receiving shares of Class A Common Stock or any other of our equity securities upon any conversion of Series A preferred stock to the extent that such exercise or receipt would cause any holder of Series A preferred stock to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act) of a number of equity interests that would exceed 9.9% the Class A Common Stock outstanding at that time. The number of shares of Class A common stock that, but for the foregoing, would otherwise be issuable upon conversion of the Series A preferred stock owned by Redwood Master Fund LTD. Redwood Capital Management, LLC (“RCM”) consists of 2,190,313 shares of Class A common stock issuable upon conversion of the Series A preferred stock held by Redwood Master Fund, Ltd. RCM is the investment manager of Redwood Master Fund, Ltd. RCM is wholly owned by Redwood Capital Management Holdings, LP (“RCM Holdings”). Mr. Ruben Kliksberg is the Chief Executive Officer of RCM, is the sole managing member of the general partner of RCM Holdings, and controls a majority of the limited partnership interests in RCM Holdings. The address for Redwood Master Fund, Ltd. is c/o Redwood Capital Management, LLC, 250 W 55th Street, New York, New York 10019.

(20)
As reported on Schedule 13G filed by Voss Capital, LLC and Travis W. Cocke on January 5, 2024, Voss Capital, LLC, as the investment manager of Voss Value Master Fund, L.P., Voss Value-Oriented Special Situations Fund, L.P. and certain accounts managed by Voss Capital, LLC (the “Voss Managed Accounts”), may be deemed the beneficial owner of the (i) 825,000 shares of Class A common stock beneficially owned by Voss Value Master Fund, L.P., (ii) 125,000 shares of Class A common stock beneficially owned by Voss Value-Oriented Special Situations Fund, L.P. and (iii) 1,910,000 shares of Class A common stock held in the Voss Managed Accounts. Travis W. Cocke, as the managing member of each of Voss Capital, LLC and Voss Advisors GP, LLC, may be deemed the beneficial owner of the (i) 825,000 shares of Class A common stock owned by Voss Value Master Fund, L.P., (ii) 125,000 shares of Common Stock owned by Voss Value-Oriented Special Situations Fund, L.P. and (iii) 1,910,000 shares of Class A common stock held in the Voss Managed Accounts. Voss Capital, LLC and Travis W. Cocke each have sole voting and dispositive power over 2,600,000 shares of Class A common stock and shared voting and dispositive power over 260,000 shares of Class A common stock. The address of Voss Capital, LLC and Travis W. Cocke is 3773 Richmond, Suite 500, Houston, Texas 77046.

(21)
As reported on Schedule 13G filed by BlackRock, Inc. on January 29, 2024. BlackRock, Inc. has sole voting power over 1,873,298 shares of Class A common stock and sole dispositive power over 1,903,039 shares of Class A common stock. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(22)
As reported on Schedule 13G filed by Nut Tree Capital Management, L.P., on November 14, 2024. Nut Tree Capital Management, L.P. has sole voting power over 3,001,722 shares of Class A common stock and sole dispositive power over 3,001,722 shares of Class A common stock. The address of Nut Tree Capital Management, L.P. is 55 Hudson Yards, 22nd Floor, New York, NY, 10001.

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the executive officers and directors of the Company, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. These persons are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons that no other reports were required during 2024, the Company believes that all Section 16(a) reporting obligations were met during 2024 except that (i) one late Form 4 was filed by Sarah Luna with respect to two transactions, (ii) one late Form 4 was filed by Anthony Geisler with respect to one transaction, (iii) one late Form 4 was filed by Andrew Hagopian with respect to one transaction, (iv) one late Form 4 was filed by John Meloun with respect to one transaction, (v) one late Form 4 was filed by Jeffrey Lawrence with respect to one transaction, (vi) one late Form 4 was filed by Chelsea Grayson with respect to one transaction, and (vii) one late Form 4 was filed by Mark King with respect to two transactions.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
We describe below transactions and series of related transactions, since January 1, 2024, in which:
•	we or any of our subsidiaries have been or will be a participant;
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing a household with, any of these individuals, had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there currently proposed, any transactions or series of transactions meeting these criteria to which we have been or will be a party, other than compensation and employment arrangements, which are described where required under “Executive Compensation.”
In this section, terms such as “we,” “us” and “our” refer to Xponential Fitness LLC with respect to transactions and events arising before February 24, 2020. Xponential Fitness LLC became a wholly owned subsidiary of Xponential Holdings LLC on February 24, 2020.
Amended LLC Agreement
In connection with the Reorganization Transactions, Xponential Fitness, Inc., Xponential Holdings LLC and each of the Continuing Pre-IPO LLC Members entered into the Second Amended and Restated Limited Liability Company Operating Agreement of Xponential Intermediate Holdings, LLC (the “Amended LLC Agreement”). Following the Reorganization Transactions, and in accordance with the terms of the Amended LLC Agreement, we operate our business through Xponential Holdings LLC. Pursuant to the terms of the Amended LLC Agreement, so long as the Continuing Pre-IPO LLC Members continue to own any LLC Units or securities redeemable or exchangeable into shares of our Class A common stock, we will not, without the prior written consent of such holders, engage in any business activity other than the management and ownership of Xponential Fitness LLC or own any assets other than securities of Xponential Holdings LLC and/or any cash or other property or assets distributed by or otherwise received from Xponential Holdings LLC, unless we determine in good faith that such actions or ownership are in the best interest of Xponential Holdings LLC.
As the managing member of Xponential Holdings LLC, we have control over all of the affairs and decision making of Xponential Holdings LLC. As such, through our officers and directors, we are responsible for all operational and administrative decisions of Xponential Fitness LLC through our ownership of Xponential Holdings LLC and the day-to-day management of Xponential Fitness LLC’s business through our ownership of Xponential Holdings LLC. We will fund any dividends to our stockholders by causing Xponential Holdings LLC to make distributions to the holders of LLC Units and us, subject to the limitations imposed by our debt agreements.
Substantially concurrently with our IPO, we acquired Preferred Units, as defined in the Amended LLC Agreement, that mirror the designations, preferences and other rights of the Convertible Preferred we issued to the investors of the Convertible Preferred. For example, upon the conversion of our Convertible Preferred into Class A common stock, the Amended LLC Agreement provides for the conversion of an equivalent number of Preferred Units into LLC Units. Prior to any repurchase or redemption of the Convertible Preferred by us, the Amended LLC Agreement provides that Xponential Holding LLC shall repurchase or redeem an equal number of Preferred Units in exchange for the same consideration that is to be paid by us in the repurchase or redemption of the Convertible Preferred.
Net profits and net losses of Xponential Holdings LLC are generally allocated to holders of LLC Units pro rata in accordance with the percentages of their respective ownership of LLC Units, though certain non-pro rata adjustments will be made to reflect tax depreciation, amortization and other allocations. The Amended LLC Agreement provides for (i) distributions to us to fund the cash dividends payable by us to the holders of Convertible Preferred and to allow us to fund our tax obligation in respect of income allocated to us by reason of our ownership of Preferred Units and (ii) pro rata cash distributions to the holders of LLC Units for purposes of funding their tax obligations in respect of the taxable income of Xponential Holdings LLC that is allocated to them. Generally, these tax distributions will be computed based on Xponential Holdings LLC’s estimate of the net taxable income of

Xponential Holdings LLC allocable to the holders of LLC Units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident of California or New York, whichever is higher (taking into account the non-deductibility of certain expenses and the character of our income).
Except as otherwise determined by us, if at any time we issue a share of our Class A common stock, the net proceeds received by us with respect to such share, if any, shall be concurrently invested in Xponential Holdings LLC and Xponential Holdings LLC shall issue to us one LLC Unit (unless such share was issued by us solely to fund the purchase of an LLC Unit from a holder of LLC Units (upon an election by us to exchange such LLC Unit in lieu of redemption following a redemption request by such holder of LLC Units, in which case such net proceeds shall instead be transferred to the selling holder of LLC Units as consideration for such purchase, and Xponential Holdings LLC will not issue an additional LLC Unit to us)). Similarly, except as otherwise determined by us, (i) Xponential Holdings LLC will not issue any additional LLC Units to us unless we issue or sell an equal number of shares of our Class A common stock and (ii) should Xponential Holdings LLC issue any additional LLC Units to the Continuing Pre-IPO LLC Members or any other person, we will issue an equal number of shares of our Class B common stock to such Continuing Pre-IPO LLC Members or any other person. Conversely, if at any time any shares of our Class A common stock or Convertible Preferred are redeemed, purchased or otherwise acquired by us, Xponential Holdings LLC will redeem, purchase or otherwise acquire an equal number of LLC Units or Preferred Units, as applicable, held by us, upon the same terms and for the same price per security, as the shares of our Class A common stock or Convertible Preferred are redeemed, purchased or otherwise acquired by us. In addition, Xponential Holdings LLC will not effect any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the LLC Units or Preferred Units unless it is accompanied by substantively identical subdivision or combination, as applicable, of each class of our common stock or Convertible Preferred, as applicable, and we will not effect any subdivision or combination of any class of our common stock or Convertible Preferred unless it is accompanied by a substantively identical subdivision or combination, as applicable, of the LLC Units or Preferred Units, as applicable.
Under the Amended LLC Agreement, the holders of LLC Units (other than us) have the right (subject to the terms of the Amended LLC Agreement) to require Xponential Holdings LLC to redeem all or a portion of their LLC Units for, at our election, newly issued shares of Class A common stock on a one-for-one basis or a cash payment equal to the volume-weighted average market price of one share of our Class A common stock for each LLC Unit redeemed (subject to customary adjustments, including for stock splits, stock dividends, reclassifications, and a unit split to optimize the Company’s capital structure), provided the cash payment is funded from the net proceeds from a substantially contemporaneous offering of Class A common stock in accordance with the terms of the Amended LLC Agreement. If we decide to make a cash payment, the holder of an LLC Unit has the option to rescind its redemption request within a specified time period. Upon the exercise of the redemption right, the redeeming member will surrender its LLC Units to Xponential Holdings LLC for cancellation. The Amended LLC Agreement will require that we contribute cash or shares of our Class A common stock to Xponential Holdings LLC in exchange for newly issued LLC Units in Xponential Holdings LLC that will be issued to us in an amount equal to the number of LLC Units redeemed from the holders of LLC Units. Xponential Holdings LLC will then distribute the cash or shares of Class A common stock to such holder of an LLC Unit to complete the redemption. Additionally, in the event of a redemption request from a holder of LLC Units, we may, at our option, effect a direct exchange of cash or Class A common stock for LLC Units in lieu of such a redemption. Whether by redemption or exchange, we are obligated to ensure that at all times the number of LLC Units that we own equals the number of shares of Class A common stock issued by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities). Shares of Class B common stock will be cancelled on a one-for-one basis if we, following a redemption request from a holder of LLC Units, redeem or exchange LLC Units of such holder pursuant to the terms of the Amended LLC Agreement.
The Amended LLC Agreement provides that, in the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to our Class A common stock is proposed by us or our stockholders and approved by our Board of Directors or is otherwise consented to or approved by our Board of Directors, the holders of LLC Units will be permitted to participate in such offer by delivery of a notice of redemption or exchange that is effective immediately prior to the consummation of such offer. In the case of any such offer proposed by us, we are obligated to use our reasonable best efforts to enable and permit the holders of LLC Units to participate in such offer to the same extent or on an economically equivalent basis as the holders of shares of our Class A common stock without discrimination. In addition, we are obligated to use our reasonable best efforts to ensure that the holders of LLC Units may participate in each such offer without being required to redeem or exchange LLC Units.
The Amended LLC Agreement provides that, except for transfers: (i) to us, (ii) to certain permitted transferees, (iii) as a grant of a security interest in, or pledge of, LLC Units to J.P. Morgan Chase & Co. or an affiliated entity or other financial institution approved by us, or (iv) approved by us in writing, subject to certain limitations, the LLC Units may not be sold, transferred or otherwise disposed of. Subject to certain exceptions, Xponential Holdings LLC will indemnify all of its members, and their officers and other related parties, against all losses or expenses arising from claims or other legal proceedings in which such persons (in their capacity as such) may be involved or become subject to in connection with Xponential Holdings LLC’s business or affairs or the Amended LLC Agreement or any related document.
Xponential Holdings LLC may be dissolved upon (i) the determination by us to dissolve Xponential Holdings LLC or (ii) any other event which would cause the dissolution of Xponential Holdings LLC under the Delaware Limited Liability Company Act, unless Xponential Holdings LLC is continued in accordance with the Delaware Limited Liability Company Act. Upon dissolution, Xponential Holdings LLC will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to creditors (including creditors who are members or affiliates of members) in satisfaction of all of Xponential Holdings LLC’s liabilities (whether by payment or by making reasonable provision for payment of such liabilities, including the setting up of any reasonably necessary reserves), (b) second, to us, in respect of the Preferred Units, until we have received an amount equal to the total amount we would be required to distribute in respect of all outstanding Convertible Preferred if we were to liquidate, dissolve and/or wind up and (c) third, to the members holding LLC Units in proportion to their vested LLC Units.
In December 2021, Xponential Holdings LLC and the Continuing Pre-IPO LLC Members amended the Amended LLC Agreement to remove the cash redemption option, except to the extent the cash proceeds to be used to make the redemption in cash are immediately available and are directly raised from a secondary offering of the Company’s equity securities.
Tax Receivable Agreement (the “TRA”)
We acquired certain favorable tax attributes from the Blocker Companies in the Mergers and in connection with the IPO Contribution and the Class A-5 Unit Redemption. In addition, future taxable redemptions or exchanges by Continuing Pre-IPO LLC Members of LLC Units for shares of our Class A common stock or cash and other transactions described herein are expected to result in favorable tax attributes for us.
These tax attributes would not be available to us in the absence of those transactions and are expected to reduce the amount of tax that we would otherwise be required to pay in the future.
Upon the completion of our IPO, we entered into a TRA, pursuant to which we are generally required to pay to the TRA parties in the aggregate 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realize as a result of (i) certain favorable tax attributes we acquired from the Blocker Companies in the Mergers (including net operating losses and the Blocker Companies’ allocable share of existing tax basis), (ii) increases in our allocable share of existing tax basis and tax basis adjustments that resulted or may result from (x) the IPO Contribution and the Class A-5 Unit Redemption, (y) future taxable redemptions and exchanges of LLC Units by Continuing Pre-IPO LLC Members and (z) certain payments made under the TRA, and (iii) deductions in respect of interest under the TRA. These payment obligations are obligations of Xponential Fitness, Inc. and not of Xponential Holdings LLC.
The payment obligations under the TRA are our obligations, and we expect that the payments we will be required to make in respect of the past and possible future transactions described above under the TRA may be substantial. The actual tax basis adjustments that may result from future taxable redemptions or exchanges of LLC Units, as well as the amount and timing of the payments we are required to make under the TRA will depend on a number of factors, including the market value of our Class A common stock at the time of any such future redemptions or exchanges, the prevailing federal tax rates applicable to us over the life of the TRA (plus the assumed combined state and local tax rate) and the amount and timing of the taxable income that we generate in the future. Payments under the TRA are not conditioned on our existing owners’ continued ownership of us after our IPO.

Payments under the TRA will be based on the tax reporting positions we determine, and the Internal Revenue Service or another tax authority may challenge all or a part of the existing tax basis, tax basis increases, NOLs or other tax attributes subject to the TRA, and a court could sustain such challenge. The TRA parties will not reimburse us for any payments previously made if such tax basis, NOLs or other tax benefits are subsequently challenged by a tax authority and are ultimately disallowed, except that any excess payments made to a TRA party will be netted against future payments otherwise to be made to such TRA party under the TRA, if any, after our determination of such excess. In addition, the actual state or local tax savings we may realize may be different than the amount of such tax savings we are deemed to realize under the TRA, which will be based on an assumed combined state and local tax rate applied to our reduction in taxable income as determined for U.S. federal income tax purposes as a result of the tax attributes subject to the TRA. In both such circumstances, we could make payments under the TRA that are greater than our actual cash tax savings, and we may not be able to recoup those payments, which could negatively impact our liquidity. The TRA provides that (1) in the event that we breach any of our material obligations under the TRA or (2) if, at any time, we elect an early termination of the TRA, our obligations under the TRA (with respect to all LLC Units, whether or not LLC Units have been exchanged or acquired before or after such transaction) would accelerate and become payable in a lump sum amount equal to the present value of the anticipated future tax benefits calculated based on certain assumptions, including that we would have sufficient taxable income to fully utilize the deductions arising from the tax deductions, tax basis and other tax attributes subject to the TRA. The TRA also provides that, upon certain mergers, asset sales or other forms of business combination, or certain other changes of control, our or our successor’s obligations with respect to tax benefits would be based on certain assumptions, including that we or our successor would have sufficient taxable income to fully utilize the increased tax deductions and tax basis and other benefits covered by the TRA. As a result, upon a change of control, we could be required to make payments under the TRA that are greater than the specified percentage of our actual cash tax savings, which could negatively impact our liquidity. The change of control provisions in the TRA may result in situations where the Pre-IPO LLC Members have interests that differ from or are in addition to those of our other stockholders.
Finally, because we are a holding company with no operations of our own, our ability to make payments under the TRA depends on the ability of Xponential Holdings LLC to make distributions to us. To the extent that we are unable to make payments under the TRA for any reason, such payments will be deferred and will accrue interest until paid, which could negatively impact our results of operations and could also affect our liquidity in periods in which such payments are made. Capitalized terms used but not defined in this section shall have the respective meanings given to them in the TRA.
Registration Rights Agreement
Prior to the completion of our IPO, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Continuing Pre-IPO LLC Members.
Subject to several exceptions, at least 20% of the Continuing Pre-IPO LLC Members or any affiliate of MSD Partners, L.P. (“MSD Partners”) or MSD Capital, L.P., or any person that is an affiliate of Mr. Grabowski, a member of our Board of Directors, or Mr. Geisler, our former Chief Executive Officer, may require that we register for public resale under the Securities Act all or any portion of their shares of common stock constituting registrable securities that they request be registered. If we become eligible to register the sale of our securities on Form S-3 under the Securities Act, which will not be until at least twelve months after July 27, 2021, to register the sale of the registrable securities held by them on Form S-3. If we propose to register any of our securities under the Securities Act for our own account or the account of any other holder (excluding any registration related to an employee benefit plan or in connection with any dividend or distribution reinvestment or similar plan or other transaction under Rule 145 of the Securities Act), the Continuing Pre-IPO LLC Members are entitled to notice of such registration and to request that we include their registrable securities for resale on such registration statement, and we are required, subject to certain limitations, to include such registrable securities in such registration statement.
We undertake in the Registration Rights Agreement to use our reasonable efforts to file a shelf registration statement on Form S-3 to permit the resale of the shares of common stock held by Continuing Pre-IPO LLC Members.
In connection with the transfer of their registrable securities, the parties to the Registration Rights Agreement may assign certain of their respective rights under the Registration Rights Agreement under certain circumstances. In connection with the registrations described above, we will indemnify any selling stockholders, and we will bear all fees, costs and expenses (except underwriting discounts and spreads).

Transactions with Snapdragon Spartan and Mark Grabowski
In March 2023, Spartan Fitness Holdings, LLC (“Spartan Fitness”), which currently owns and operates 112 Club Pilates studios, entered into a unit purchase agreement with Snapdragon Spartan Investco LP (the “Spartan SPV”), a special purpose vehicle controlled and managed by Mr. Grabowski, Chairman of our Board of Directors, pursuant to which the Spartan SPV agreed to invest an aggregate of approximately $30 million in the equity of Spartan Fitness. In addition, Mr. Grabowski invested an aggregate of $1.2 million as a limited partner in the Spartan SPV. Spartan Fitness intends to use approximately $15 million of the total investment from Spartan SPV to fund expansion of Club Pilates studios, among other concepts. Spartan Fitness also owns the rights to 79 Club Pilates licenses to open additional new units. We recorded franchise, equipment and marketing fund revenue aggregating $10.7 million during the year ended December 31, 2024 from studios owned by Spartan Fitness.
Transactions with Ryan Junk
We earned revenues from a CycleBar studios franchisee comprised of a former member of our senior management, Ryan Junk, our former Chief Operating Officer, and Lindsay Junk, former President of YogaSix and spouse of Ryan Junk. Mr. Junk resigned as Chief Operating Officer effective November 4, 2024 and the amounts disclosed below for 2024 are for the period prior to the related party relationship ending. Mrs. Lindsay Junk resigned as President of YogaSix on April 4, 2025. Revenues from this franchisee, consisting of franchise revenue, marketing fund revenue and merchandise revenue, were $239,071 during 2024. Additionally, we provided $1,188,871 of studio support during the year ended December 31, 2024 to this franchisee. Studio support to this franchisee included, among other things, cash payments, royalty relief, rent assistance, product and merchandise, and lease guarantees. We provided additional services to this franchisee in the form of assistance from its internal special operations team which focuses on improving studio performance, for which we did not allocate any amounts to the franchisees for such employee salaries and bonuses.
In 2018, we entered into an offer letter with Mrs. Lindsay Junk, pursuant to which Mrs. Junk was employed by us as the President of YogaSix. Mrs. Junk’s total compensation, including stock awards (as outlined below) and bonus, was approximately $464,949 in 2024. We note that Mrs. Junk’s total compensation package was in line with our presidents of similar sized brands.
In April 2024, we granted 14,154 RSUs under our OIP to Mrs. Junk, which vest 33% each year at the first anniversary of the grant date and on the same date over the subsequent two years, subject to continued service through such date. Mrs. Lindsay Junk resigned as President of YogaSix on April 4, 2025, and as a result forfeited all unvested equity awards.
Sale of Vehicle to Mr. Anthony Geisler
In May 2024, our Board of Directors approved the sale of one of our vehicles to Mr. Anthony Geisler, our former Chief Executive Officer and former Board member, for $275,000. Mr. Geisler paid for the vehicle with a $275,000 reduction of TRA payments and partner distributions owed to him by us. We recognized a $18,333 gain on sale of asset during the year ended December 31, 2024 for this transaction.
Indemnification
Our Amended and Restated Certificate of incorporation contains provisions limiting the liability of directors, and our Amended and Restated Bylaws provide that we will indemnify each of our directors, officers, employees and other agents to the fullest extent permitted under Delaware law. In addition, in connection with our IPO, we agreed to enter into an indemnification agreement with each of our directors and executive officers, which will require us to indemnify them.
Related Person Transactions Policy
We have adopted a written Related Person Transaction Policy, which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our Audit Committee. In accordance with its terms, our Audit Committee will have overall responsibility for the implementation of, and for compliance with the Related Person Transaction Policy.

For purposes of the Related Person Transaction Policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the Related Person Transaction Policy) had, has or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our Board of Directors.
The Related Person Transaction Policy requires that notice of a proposed related person transaction be provided to our legal department prior to entry into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration at its next meeting. Under the Related Person Transaction Policy, our Audit Committee may approve only those related person transactions that are in, or not inconsistent with, our best interests. In the event that we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the Related Person Transaction Policy and that is ongoing or is completed, the transaction will be submitted to our Audit Committee so that it may determine whether to ratify, rescind or terminate the related person transaction.
The Related Person Transaction Policy also provides that our Audit Committee review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we will make periodic inquiries of our directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
The following table summarizes the fees of Deloitte & Touche LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services, and billed to us in each of the last two fiscal years for other services:

Fee Category	2024	2023
Audit Fees	$2,583,696	$2,318,948
Audit-Related Fees	—	—
Tax Fees	1,036,304	1,146,362
All Other Fees	1,895	1,895
Total Fees	$3,621,895	$3,467,205

Audit Fees
Audit fees consist of professional services rendered for the annual audit of consolidated financial statements, audit of statutory financial statements of subsidiaries and review of quarterly consolidated financial statements for the years ended December 31, 2024 and 2023. Fiscal year 2024 audit fees include fees incurred in connection with the SEC investigation and fees incurred in connection with the special committee of the Board of Directors which was created in response to a notice received by us on May 7, 2024 of an investigation by the U.S. Attorney’s Office for the Central District of California and the investigation by the SEC. Both of these matters are described in Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on March 14, 2024. For the fiscal year 2023, audit fees also include professional services rendered for review of our Registration Statement on Form S-3 and related underwriter comfort letter procedures in connection with the secondary offering.
Tax Fees
Tax fees consist of professional services rendered for tax compliance services for the years ended December 31, 2024 and 2023 and various tax consultation services.
All Other Fees
All other fees consist of subscription fee to our independent registered public accounting firm’s technical accounting literature site.
Audit Committee Pre-Approval Policy and Procedures
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Deloitte & Touche LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre- approval”). Unless a type of service to be provided by Deloitte & Touche LLP has received general pre-approval under the Pre- Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On a periodic basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by Deloitte & Touche LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed the audited consolidated financial statements of Xponential Fitness, Inc. (the “Company”) for the fiscal year ended December 31, 2024 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Brenda Morris (Chair)
Chelsea A. Grayson
Jair Clarke
Jeffrey Lawrence
STOCKHOLDERS’ PROPOSALS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 17877 Von Karman Ave, Suite 100, Irvine, CA 92614 in writing not later than December 26, 2025.
Stockholders intending to present a proposal at the 2026 annual meeting of stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than January 21, 2026 (the 120th day prior to the anniversary date of the Annual Meeting) and not later than February 20, 2026 (the 90th day prior to the anniversary date of the Annual Meeting), assuming the Company does not change the date of the 2026 annual meeting of stockholders by more than 30 days before or 60 days after the anniversary of the Annual Meeting.
In addition to satisfying the requirements under the Company’s Amended and Restated Bylaws as set forth in the prior paragraph, if a stockholder intends to comply with the SEC’s universal proxy rules and to solicit proxies in support of director nominees other than the Company’s nominees, the stockholder must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at the address stated above for recommendations on director candidates no later than 60 calendar days prior to the anniversary date of the Annual Meeting (for the 2026 annual meeting of stockholders, no later than March 22, 2026). If the date of the 2026 annual meeting of stockholders is changed by more than 30 calendar days from such anniversary date, however, then the stockholder must provide notice by the later of 60 calendar days prior to the date of the 2026 annual meeting of stockholders and the 10th calendar day following the date on which public announcement of the date of the 2026 annual meeting of stockholders is first made by the Company.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS
Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their best judgment.
SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting of Stockholders is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of Shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

ANNUAL REPORT ON FORM 10-K
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, is enclosed herein, and will also be sent to any stockholder of record on March 31, 2025 without charge upon written request addressed to:
Xponential Fitness, Inc. Attention: Secretary
17877 Von Karman Ave, Suite 100, Irvine, CA 92614
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com and on our investor relations website at investor.xponential.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. YOU MAY ALSO SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors

Mark King
Director and Chief Executive Officer
Irvine, California
April 25, 2025

XPONENTIAL FITNESS

XPONENTIAL FITNESS, INC
17877 VON KARMAN AVE, SUITE 100
IVINE, CA 92614

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/20/2025 for shares held directly and by 11:59 P.M. ET on 05/18/2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to **www.virtualshareholdermeeting.com/XPOF2025**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/20/2025 for shares held directly and by 11:59 P.M. ET on 05/18/2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. To elect one Class I Director to serve until the 2028 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified.

Nominees	**For**	**Withhold**
1a. Mark Grabowski	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000677921_1 R1.0.0.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

XPONENTIAL FITNESS, INC
Annual Meeting of Stockholders
May 21, 2025 10:00 AM PT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Mark King, John Meloun, and Andrew Hagopian, as proxy, each with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of XPONENTIAL FITNESS, INC that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, PT on May 21, 2025, Virtually at www.virtualshareholdermeeting.com/XPOF2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000677921_2 R1.0.0.2